UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2010, BioMarin Pharmaceutical Inc. (“BioMarin”) entered into a stock purchase agreement with LEAD Therapeutics, Inc. (“LEAD”) and the stockholders of LEAD to acquire all of the outstanding shares of capital stock of LEAD. LEAD is a small private drug discovery and early stage development company with key compound LT-673, an orally available poly (ADP-ribose) polymerase (“PARP”) inhibitor for the treatment of patients with rare, genetically defined cancers.

Under the terms of the stock purchase agreement, BioMarin will pay to the stockholders of LEAD $18 million upfront and will pay an additional $11 million upon acceptance of the IND filing (filing expected by the end of 2010), and up to $68 million for development and launch milestones for LT-673. As a result of this acquisition, BioMarin expects to incur approximately $11.0 to $13.0 million in operating expenses and acquisition related charges in 2010. Subject to customary closing conditions, the acquisition is expected to be completed by mid-February 2010.

The foregoing description of the stock purchase agreement is qualified in its entirety by reference to the full text of the stock purchase agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Forward-Looking Statement

This current report on Form 8-K contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of the development of LT-673, a poly (ADP-ribose) polymerase (PARP) inhibitor for the treatment of solid tumors and the expected completion of the transaction and the timing of such completion. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities, results and timing of current and planned preclinical studies and clinical trials related to such product; our ability to successfully manufacture the product; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2008 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: February 5, 2010	By:	/S/ G. ERIC DAVIS
G. Eric Davis
Vice President, General Counsel